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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference of our report dated March 27, 1992, except as to the information presented in Schedule VIII, for which the date is December 24, 1992, on our audits of the consolidated statements of operations, stockholders' equity and cash flows and financial statement schedules of Grubb & Ellis Company and Subsidiaries for the year ended December 31, 1991, which report is included in the Annual Report on Form 10-K and 10-K/A (Amendment No. 2), in the registration statements of Grubb & Ellis Company and Subsidiaries as follows:

Form S-8:                          The 1985 Restricted Value Stock Plan and the
                                   1987 Hamilton Purchase Stock Plan (File No.
                                   33-17194).

Form S-2:                          The Deferred Equity Program for Commissioned
                                   Salespersons (File No. 33-32979).

Form S-8:                          The 1990 Amended and Restated Stock Option
                                   Plan, As Amended (File No. 33-71580 and 33-
                                   35640).

Form S-8:                          The 1993 Stock Option Plan for Outside
                                   Directors (File No. 33-71484).

Form S-8:                          Employee New Stock Purchase Plan, As Amended
                                   (File No. 33-71578).



                                             COOPERS & LYBRAND

San Francisco, California
July 21, 1994